                             SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a) of
                the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

__________________________ANALOGIC CORPORATION__________________
(Name of Registrant as Specified in its Charter)
_____________________________________________________________

(Name of Person(s) Filing Proxy Statement) Payment of Filing Fee
(Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
[ ] $500 per each party to the controversy pursuant to exchange Act Rule 14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1)  Title of each class of securities to which transaction applies:
    ________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
    ________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
    ________________________________________________________________
4)  Proposed maximum aggregate value of transaction:
    ________________________________________________________________

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1)  Amount Previously Paid:____________________________________________
2)  Form, Schedule or Registration Statement No.:
    ___________________________________________________________________
3)  Filing Party:______________________________________________________
4)  Date filed:________________________________________________________

[COMPANY LOGO]
Analogic Corporation

Notice of Annual Meeting of Stockholders of
Analogic Corporation to be Held January 19, 1996


   The Annual Meeting of Stockholders of Analogic Corporation (the "Company") will be held at the Company's headquarters located at 8 Centennial Drive, Peabody, Massachusetts, (Centennial Industrial Park) on Friday, January 19, 1996 at 11:00 o'clock in the morning for the following purposes:

   (1) To determine the number of Directors for the ensuing year and to elect two Class I directors for a three-year term, to hold office until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified.

   (2) To consider and act upon the matter of ratifying the selection by the Board of Directors of Coopers & Lybrand L.L.P. as auditors of the Company for the current fiscal year.


   (3) To act upon any and all matters incidental to any of the foregoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.



   The Board of Directors has fixed the close of business on November 22, 1995, as the record date for determining the stockholders having the right to notice of and to vote at the meeting.







                                                   Julian Soshnick
                                                        Clerk




December 1, 1995

_______________________________________________________________________
IF YOU ARE ENTITLED TO VOTE AT THE MEETING, KINDLY EXECUTE AND MAIL THE ENCLOSED PROXY

Analogic Corporation
8 Centennial Drive
Peabody, Massachusetts 01960

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held on January 19, 1996

   This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Analogic Corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on January 19, 1996 (the "Meeting"), and is being mailed, together with the form of proxy solicited, to each stockholder of the Company on or about December 1, 1995.

   The enclosed proxy, if executed and returned, will be voted by the Proxy Holders as directed on the proxy and, in the absence of such direction, to fix the number of directors for the ensuing year at eight and for the election of the nominees as directors, for the ratification of the selection of Coopers & Lybrand L.L.P. as auditors for the current fiscal year, and in accordance with their best judgment if any other matter shall properly come before the Meeting.

   Any stockholder giving a proxy in the accompanying form (the
"Proxy") retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including giving written notice of revocation to the Company at the above address or to its transfer agent, or the execution and delivery to the Company or its transfer agent of a subsequent proxy. Attendance of the stockholder at the Meeting in person, will not, however, be deemed to revoke the Proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the clerk at the Meeting.

STOCK AND STOCK OWNERSHIP

   The holders of record of shares of Common Stock, $.05 par value, at the close of business on November 22, 1995, may vote at the Meeting.
On November 22, 1995, there were issued and outstanding 12,426,770 shares of Common Stock of the Company (not including 1,282,780 shares held in treasury). Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Meeting.

   The following table sets forth information as to all persons (including any "group", as that term is used in Section 13(d)(3) of the Exchange
Act) known by the Company to have owned beneficially 5% or more of its Common Stock as of November 22, 1995, based upon information received from or on behalf of the persons named. Unless noted, otherwise, the beneficial owners listed have sole voting and investment power with respect to the shares listed.

                           Amount and Nature of                 Percent
  Name and Address          Beneficial Ownership                of Class

Bernard M. Gordon Charitable
   Remainder Unitrust
   Bernard M. Gordon
   Julian Soshnick
   Gerald P. Bonder, Trustees
      8 Centennial Drive
      Peabody, MA 01960             4,720,192 (1)(2)               38.0%

FMR Corporation
      82 Devonshire Street
      Boston, MA  02109             1,388,700                      11.2%

Private Capital Management Inc.
      3003 Ninth Street
      Naples, FL 33940                 921,775                      7.4%


(1) Exclusive of 6,000 shares owned by Mr. Gordon's wife, as to which he disclaims any beneficial interest.

(2) Mr. Gordon serves as Trustee of the Bernard Gordon Charitable Remainder Unitrust (the "Trust") along with Julian Soshnick and Gerald P. Bonder. The three Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all of the assets of the Trust, in general, will be distributed to The Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts.

PROPOSAL I
ELECTION OF DIRECTORS

   The Company's Restated Articles of Organization and By-Laws, as amended, provide for the division of the Board of Directors into three classes, each having a three-year term of office following the initial classification. The term of one class expires each year. The terms of two directors, M. Ross Brown and Edward F. Voboril, will expire at the Meeting. M. Ross Brown and Edward F. Voboril have been nominated for election as the Class I directors, to hold office until the 1999 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

   It is the intention of the persons named as Proxy Holders to fix the number of directors for the ensuing year at eight and to vote for the election of the nominees as Class I directors. In the event that the nominees should be unable to serve, discretionary authority is reserved for the named Proxy Holders to vote for a substitute, or to reduce the number of directors to be elected, or both. Management has no reason to believe that the said nominees will be unwilling or unable to serve if elected.

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company and all directors, nominees for directors and officers of the Company as a group. The table also sets forth certain additional information with respect to each director and nominee for director of the Company, including the year in which the term of office of each director and nominee for director (if elected) expires.

*Nominee for Class I director is indicated by two asterisks.


                                                                        Amount and Nature of
                                                                        Beneficial Ownership of
                                                                          the Company's Common
                                      Principal Occupation    Director       Stock as of
Name                        Age        Or Employment           Since       October 31, 1995
If elected, Term expires in
1999:

M. Ross Brown **              61       Vice President of the     1984         32,500 (5)(7)*
                                       Company

Edward F. Voboril **(2)(3)    52       President and CEO of      1990          5,000 (7)*
                                       Wilson Greatbatch Ltd,
                                       Clarence, NY
Term expires in 1998:
Bernard M. Gordon             68       Chairman of the Board     1969      4,720,192 (4)(6)
                                       and Chief Executive
                                       Officer of the Company

John A. Tarello               64       Senior Vice President     1979         40,000 (5)(7)*
                                       and Treasurer of the
                                       Company

Gerald L. Wilson (2)(3)       56       Former Dean, School       1980          2,000 (7)*
                                       of Engineering and
                                       Professor, Massachusetts
                                       Institute of Technology
Term expires in 1997:
Bruce R. Rusch                52       President and Chief       1993         45,000 (5)*
                                       Operating Officer of
                                       the Company

Bruce W. Steinhauer(2)(3)     60       Chief Executive           1993          1,667 (7)*
                                       Officer, Lahey Clinic,
                                       Burlington, Massachusetts
Beneficial Ownership of Shares
by All Directors and Executive
Officers as a Group (8 persons)                                            4,875,109 (4)(5)(6)(7)

* Represents less than 1% ownership
(1) The amounts shown are based upon information furnished by the individual directors and officers. Unless otherwise noted the beneficial owners have sole voting and investment power with respect to the shares listed.
(2)   Member of Audit Committee.
(3)   Member of Compensation Committee.
(4)   Mr. Gordon serves as Trustee of the Bernard Gordon Charitable
      Remainder Unitrust (the "Trust") along with Julian Soshnick and
      Gerald P. Bonder. The three Trustees, acting by a majority, have full power to vote or dispose of the shares held by the Trust. Upon the death of Mr. Gordon, all the assets of the Trust, in general, will be distributed to the Gordon Foundation, a Section 501(c)(3) trust formed by Mr. Gordon with its principal office located at 8 Centennial Drive, Peabody, Massachusetts.
(5) These amounts include certain shares issued under the Company's Key Employee Stock Bonus Plan which are subject to forfeiture under certain circumstances (see the section of this proxy statement entitled Executive Compensation).
(6) Exclusive of 6,000 shares owned by Mrs. Gordon, in which Mr. Gordon disclaims all beneficial interest.
(7) These amounts include certain shares deemed beneficially owned under Exchange Act Rule 13d-3(d)(1).

   Bernard M. Gordon has been the Chairman of the Board of Directors of the Company since 1969 and was President from 1980 to 1995.

   Bruce R. Rusch was appointed a Vice President of the Company in January 1993 and President in January 1995. Mr. Rusch has been
President of SKY Computers, Inc. since 1987.  SKY Computers, Inc.
was acquired by Analogic effective April 1, 1992.

   John A. Tarello was the Company's Controller from May 1970 through July 1982, a Vice President of the Company from 1971 to 1980, and has been Senior Vice President since 1980, and Treasurer since 1985. He is also a director of Spire Corporation.

   Dr. Gerald L. Wilson is the former Dean of the School of Engineering at Massachusetts Institute of Technology and the Vannevar Bush Professor of Engineering at the Massachusetts Institute of Technology. Dr. Wilson has served on MIT's faculty since 1965, and currently serves as a professor of Electrical and Mechanical Engineering. He is a director of Commonwealth Energy Systems. He also served as Vice President of Technology and Manufacturing for Carrier Corporation during 1991 and 1992.

   Dr. Bruce W. Steinhauer has been Chief Executive Officer of the Lahey Clinic in Burlington, Massachusetts, since early 1992. Prior to that he was Senior Vice President for Medical Affairs and Chairman of the Board of Governors for the Medical Group Practice of the Henry Ford Hospital from 1988 to 1992.

   M. Ross Brown joined the Company in August 1984 and is responsible for managing its manufacturing operations. He was elected a Vice President in October 1984.

   Mr. Voboril is President and CEO of Wilson Greatbatch Ltd. of
Clarence, New York. For three years ending in 1989, he was a Vice President of PPG Industries.

   By reason of Mr. Gordon's beneficial ownership of Common Stock set forth above, he may be deemed to control the Company. In addition, in their capacity as trustees of the Bernard M. Gordon Charitable
Remainder Unitust, Mr. Gordon, along with Mr. Soshnick and Mr.
Bonder, may be deemed to control the Company.

   The Board of Directors held four (4) meetings during fiscal 1995.

   The Company has an Audit Committee and a Compensation
Committee. Mr. Voboril, Dr. Wilson and Dr. Steinhauer serve on the Audit Committee. Mr. Voboril, Dr. Wilson and Dr. Steinhauer serve on the Compensation Committee, with Bernard M. Gordon serving as an ex officio member of the Compensation Committee. The function of the Audit Committee is to confer with the Company's independent auditors concerning the scope and results of their audit and any recommendations they may have, and to consider such other matters relating to auditing and accounting as the Committee may deem appropriate. During the 1995 fiscal year, the Committee met once with Coopers & Lybrand
L.L.P. The function of the Compensation Committee is to make recommendations to the Board of Directors concerning officers' salaries and other compensation matters. The Compensation Committee met once during the 1995 fiscal year to review and approve salaries of the Company's officers for fiscal 1996. The Board does not have a nominating committee.

EXECUTIVE OFFICERS

   The Company has one executive officer who is not a Director.

   Executive officers of the Company are elected annually by the Board of Directors and hold office until their successors are chosen and qualified, subject to early removal by the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Mr. Bernard M. Gordon and Mr. Bernard L. Friedman, the
Company's former Vice Chairman of the Board (Mr. Friedman resigned on July 31, 1993), each own 50% interest in a limited partnership
(Audubon Realty, Ltd.), which owns the Danvers, Massachusetts facilities leased by the Company for a term to July 31, 2001. These facilities include a 50,000 square foot building completed in 1978; a 40,000 square foot addition to that building, completed in 1982; and an 80,000 square foot building which the Company moved into during 1980. The fixed annual rent on the entire 170,000 square feet was increased from $1,042,000 to $1,125,000 as of March 1, 1995, and shall be adjusted as of March 1 every third year to reflect increases in the cost of living. Both of the facilities are sublet on a self renewing lease to Siemens Medical Electronics, Inc. for a term which as presently extended will end on December 1, 1997 subject to an 18 month notice of cancellation, on a triple-net basis.

   Mr. Gordon and Mr. Friedman each own a 50% interest in a limited partnership (Audubon Realty, Ltd.) which owns the facility located at 360 Audubon Road, Wakefield, Massachusetts, which is leased by the Company for a term to July 31, 2003. This facility has been utilized by the Company for manufacturing and office space since May 1, 1981. The current annual rental is $315,000. The terms of this lease provide for rental adjustments every three years to reflect increases in the cost of living. The next scheduled rent adjustment date is May 1, 1996. The legal proceedings which arose between the Company and Mr. Friedman, in his capacity as General Partner of Audubon Realty, Ltd. with respect to the amount of rent payable under the terms of this lease has been settled, as more fully described in Item 3 "Legal Proceedings" of the Company's Form 10K for the year ended July 31, 1995.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The following table sets forth certain compensation information for the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company during the last fiscal year
("Named Officers") for services rendered in all capacities for the last three fiscal years.
                                                                                          LONG-TERM
                                              ANNUAL COMPENSATION                      COMPENSATIONS AWARDS
                                                                           Restricted
                                                                           Stock          Stock   All Other
Name and                                                Total Annual     Awards       Options  Compenstion
Principal Position       Year      Salary     Bonuses   Compensation     (A)(B)         (E)       (F)
Bernard M. Gordon          1995     $325,000    $50,000   $375,000          ----          ----       $3,186
   Chairman (CEO)          1994      300,000     50,000    350,000          ----          ----        4,698
                           1993      285,000     35,000    320,000          ----          ----        3,997

Bruce R. Rusch             1995     $206,519    $35,000   $241,519          ----          ----       $3,007
   President (COO)         1994      159,958     47,000    206,958          ----          ----         ----
                           1993      139,000     20,000    159,000       $635,625         ----         ----

John A. Tarello            1995     $210,000    $35,000   $245,000          ----          ----       $3,225
   Senior Vice President   1994      195,000     35,000    230,000          ----          ----        3,842
   and Treasurer           1993      185,000     30,000    215,000       $595,000(C)    10,000        3,355

M. Ross Brown              1995     $185,000    $30,000   $215,000          ----          ----       $3,076
   Vice President          1994      175,000     30,000    205,000          ----          ----        3,316
                           1993      165,000     25,000    190,000       $446,250       10,000        2,887

Julian Soshnick            1995     $185,000    $30,000   $215,000          ----          ----       $3,106
   Vice President and      1994      175,000     30,000    205,000          ----          ----        3,345
   General Counsel         1993      165,000     25,000    190,000       $520,625(D)     5,000        2,912

______________________

(A) Represents stock grants under the Company's Key Employee Stock
Bonus Plan dated March 14, 1983, as amended and restated on January
27, 1988, pursuant to which Common Stock of the Company may be granted to key employees to encourage them to exert their best efforts on behalf of the Company. Each recipient of the Common Stock pursuant to the Bonus Plan is required to execute a noncompetition agreement in a form satisfactory to the Company. The Bonus Plan is administered by a committee appointed by the Board of Directors consisting of the Chairman of the Board and three other Directors who are not eligible to participate in the Bonus Plan. Generally, the Common Stock granted pursuant to the Bonus Plan is not transferable for a period of three years from the date of the grant and is subject to a risk of forfeiture in the event that the recipient leaves the employ of the Company during this period for any reason. Generally, during the subsequent four-year period, the transfer restrictions will lapse with respect to 25% of the Common Stock for each year the recipient remains in the employ of the Company. Failure to remain in the Company's employ during all of the subsequent four-year period will result in a forfeiture of shares as to which restrictions on disposition still exist. The Common Stock granted pursuant to the Bonus Plan is held in escrow by the Company until such restrictions on disposition lapse. However, while in escrow, the recipient has the right to vote such shares of Common Stock and to receive any cash dividends thereon. The Board of Directors, acting upon the recommendation of the Stock Bonus Plan committee, may at the time of grant designate a different schedule upon which the transfer restrictions lapse.

(B) As of July 31, 1995, the following table reflects the aggregate stock bonus awards for which transfer restrictions have not yet lapsed:
                  Shares                     Market Value
Bruce R. Rusch    45,000                     $635,625
John A. Tarello   10,000                      148,750
M. Ross Brown     30,000                      446,250
Julian Soshnick   26,250                      390,469

(C) Represents a stock grant of 40,000 shares on March 12, 1993. Transfer restrictions, with respect to 25% of the shares granted, lapsed on May 20, 1993, May 20, 1994 and May 20, 1995, respectively. Transfer restrictions with respect to the remaining 25% of the shares will lapse on May 20, 1996.

(D) Represents a stock grant of 35,000 shares on March 12, 1993. Transfer restrictions with respect to 25% of the shares lapsed on August 17, 1994. Transfer restrictions, with respect to 25% of the shares granted, will lapse on August 17, 1995, August 17, 1996, and August 17, 1997, respectively.

(E) Represents options granted pursuant to the Key Employee Stock Option Plan dated March 14, 1983, as amended and restated January 28, 1987. Details of stock options are more fully explained in the table below.

(F) Represents amounts allocated to the Named officers pursuant to the Company's profit sharing plan under which it may, but is not required to, make contributions to a trust for the purpose of providing retirement benefits to employees.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

There were no stock options awarded to Named Officers under the Company's Key Employee Stock Option Plans during the last fiscal year.

STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table indicates (i) stock options exercised by the Named Officers during the last fiscal year; (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of July 31, 1995; and (iii) the fiscal year-end value of "in-the-money" unexercised options.

                                                     Number of             Value of Unexercised
                Number of                      Unexercised Options       In-The-Money Options
           Shares Acquired   Value           at Fiscal Year End         At Fiscal Year End(A)(B)
Name         On Exercise     Realized (A) Exercisable   Unexercisable   Exercisable  Unexercisable
Bernard M. Gordon     ----     ----          ----           ----           ----             ----

Bruce R. Rusch        ----     ----          ----           ----           ----             ----

John A. Tarello       5,000   $40,625         7,500          2,500        $30,928          $10,312

M. Ross Brown          ----    ----          2,500          7,500        $10,312          $30,938

Julian Soshnick        ----    ----          1,250          3,750         $5,156          $15,469

(A) The value realized or the unrealized value of in-the-money options at year-end represents the aggregate difference between the market value on the date of exercise, or July 31, 1995, in the case of the unrealized values, and the applicable exercise prices.

(B) "In-the-money" options are options whose exercise price was less than the market price of
Common Shares at July 31, 1995.

COMPENSATION OF DIRECTORS

Each director who is not an employee of the Company is entitled to an annual fee of $8,000 plus a fee of $500 per meeting for each of the first four meetings of the Board or any Board Committee attended by him, together with reimbursement of travel expenses under certain circumstances.

In February 1988, the Board of Directors adopted and stockholders approved at the January 1989 Annual Meeting of Stockholders, the 1988 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1988 Plan"). Pursuant to the 1988 Plan, options to purchase 50,000 shares of common stock may be granted only to directors of the Company or any subsidiary who are not otherwise employees of the Company or any subsidiary. The exercise price of options granted under the 1988 Plan is the fair market value of the Common Stock on the date of grant. The 1988 Plan provides that each Non-Employee director as of the date on which the Board of Directors adopted the 1988 Plan shall be granted an option to acquire 5,000 shares. Each Non-Employee director who is subsequently elected to the Board of Directors shall be granted an option to acquire
5,000 shares after one year of service.

Options granted under the 1988 Plan are exercisable for a nine-year period commencing one year after the date of grant. During that exercise period, subject to the occurrence of certain events, options may be exercised only to the extent of (a) 33 1/3% of the number of shares covered by the option one or more years after the date of grant, (b) 66 2/3% of the number of shares subject to the option two or more years after the date of grant, and (c) 100% of the number of shares subject to the option three or more years after the date of grant.

The 1988 Plan is administered by members of the Company's Board of Directors.

Pursuant to the 1988 Plan, the Company granted options to purchase
5,000 shares to Dr. Wilson on February 1, 1988, at an option price of $7.125 per share; to Mr. Voboril on June 21, 1991, at an option price of $10.875; and to Dr. Steinhauer on October 8, 1993, at an option price of $14.75 per share. As of August 31, 1995, Dr. Wilson had exercised 4,000 shares and 1,000 shares remained exercisable; Mr. Voboril was entitled to exercise 5,000 shares; and Dr. Steinhauer was entitled to exercise 1,667 shares.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Analogic Corporation is engaged in the design, manufacture and marketing of advanced precision data conversion and computer-based signal processing instruments and equipment which are used to acquire, condition, translate, compute, interpret, store, transmit, or display critical data in modern industrial, scientific, medical, communications and other system applications.

Analogic's technology-driven philosophy and strategic growth objectives require an ability to recruit and retain competent executives with substantial qualities in managerial breadth and technical depth. Such retention requires provision of remuneration programs which motivate and reward performance results directly related to enhancement of shareholder value.

It is the charter of the Compensation Committee to develop, implement and control executive remuneration practices which:

 Align management objectives with shareholder interest,

 Balance short-term (annual) business plans with longer-term strategic goals,

 Link individual and Company performance to executive remuneration, and

 Provide for remunerative practices which are highly motivational to the individual and competitive in the marketplace.

The Committee determines and approves all recommendations for salary adjustment, cash incentive awards and/or stock incentive awards pertaining to the Chief Executive Officer and other Senior Executives of the Company.

ANNUAL COMPENSATION

Executive salary ranges and annual incentive award targets are established annually after reviewing comparative data from companies in similar industries, with similar sales volume and performance. The Company's practice is to compensate executives at a competitive level for its industry.

Each position is placed in a salary range appropriate to the scope of the position, considering both external survey data and internal equity. Annual salary increases and incentive awards are based on overall
Company results and achievement of individual objectives during the fiscal year. Measures of Company performance include: sales growth, profit attainment, new product introduction, manufacturing efficiency, product quality, employee morale and employee turnover.

Individual performance factors are relevant to the area of responsibility for each executive, and include division performance where appropriate.

Based on the Company's operating and financial results in fiscal 1995, the committee elected to delay executive base salary adjustments.

Longer-Term Incentives

Stock incentives, which include stock options and/or stock grants, were provided through the following Plans which were previously approved by vote of the shareholders:

 Key Employee Non-Qualified Stock Option Plan dated May 13, 1985.

 Key Employee Incentive Stock Option Plan amended on January 28,
1987.

 Key Employee Stock Bonus Plan as restated January 27, 1988.

 Key Employee Incentive Stock Option Plan dated June 11, 1993.

The award of stock incentives to individual recipients considers the contribution of the individual to longer-term results, his/her impact upon divisional or corporate objectives, and level of position within the organization.

The potential realization from these awards is directly related to the continuing success of the Company as measured by increasing shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The compensation of the Chief Executive Officer, Mr. Bernard M.
Gordon, is determined by the Committee following evaluation of his individual performance and the overall Company performance with considerable respect to financial results. The key performance measure for this position is the ability to provide the leadership and vision necessary to assure continuing success. Other measures of quantitative and qualitative performance are similar to those used for all executives, as is the method of evaluating competitive compensation practice.

Mr. Gordon's base salary rate was not increased in 1995 which reflects the decision of the Committee to delay adjustments of executive salary rates. The amount of Mr. Gordon's incentive award was based on annual financial results. Due to his position as founder of the Company, Mr. Gordon personally identifies with the future of the organization and has declined to participate in stock incentive arrangements. Overall, his compensation is conservative, particularly in light of his leadership position in the electronics industry.

                                    COMPENSATION COMMITTEE

                                    Bruce W. Steinhauer
                                    Edward F. Voboril
                                    Gerald L. Wilson

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

    The graph below compares the cumulative total shareholder return on the Company's Common Shares with the cumulative total return on the Center for Research in Security Prices of the University of Chicago ("CRSP") Total Return Index for the NASDAQ Stock Market (U.S. Companies) and the CRSP Total Return Index for all NASDAQ stocks within the Company's primary SIC Code. The graph assumes $100 invested on July 31, 1990, in the Company's Common Shares and $100 invested at that time in each of the NASDAQ indexes. The comparison assumes that all dividends are reinvested.


                                                      [G R A P H I C]

The following legend represents data presented in graphical form.

CRSP Total Returns Index for:            07/31/90    07/31/91    07/31/92    07/30/93    07/29/94    07/31/95
      ANALOGIC CORPORATION                100.0       121.3       122.7       161.3       170.7       203.6
      Nasdaq Stock Mark (US Companies)    100.0       118.1       138.7       168.6       173.6       243.1
      NASDAQ Stocks (SIC 3800-3899 US
      Companies)                          100.0       142.3       141.4       133.0       125.4       199.6
      Measuring instruments; photo, med
      & optical goods; timepieces

Notes:
      A.  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
      B.  The indexes are reweighted daily, using the market capitalization on the previous trading day.
      C.  If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
      D.  The index level for all series was set to $100.0 on 07/31/90.

[FN]
      The stock price performance graph, represented in tabular form above, was filed with the Securities and Exchange Commission under Form SE.

                                    PROPOSAL 2
                               APPROVAL OF AUDITORS

    It is proposed that the stockholders ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company to audit its financial statements for the fiscal year ending July 31, 1996. The Board of Directors recommends an affirmative vote for the ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's auditors.
The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting is required to approve Proposal 2.

                             PROPOSALS OF STOCKHOLDERS

    A stockholder of the Company who intends to present a proposal for action at the next Annual Meeting of Stockholders of the Company may seek to have his proposal included in the Company's proxy material for the Meeting by notifying the Company of such intention and furnishing the text of the proposal to the Company. Such notice must also include the stockholder's address and statement of the number of shares of Common Stock of the Company held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. To have a proposal considered for inclusion in the proxy material for the 1997 Annual Meeting of Stockholders, a stockholder must give the aforesaid notice and submit his proposal no later than August 15, 1996. The notice and text should be sent to the attention of John A. Tarello, Senior Vice President and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, MA 01960

                                   OTHER MATTERS

    The Company knows of no business which will be presented for consideration at the Meeting other than that set forth in this Proxy Statement. However, if any such other business shall come before the Meeting, the persons named in the Proxies or their substitutes shall vote the Proxies in respect of any such business in accordance with their best judgment.

    The cost of preparing, assembling, and mailing the proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by the use of the mails, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone, correspondence or in person, to obtain Proxies. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their out-of-pocket expenses in so doing.

    THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A request for the Form 10-K should be addressed to John A. Tarello, Senior Vice President and Treasurer, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

                                           For the Board of Directors

December 1,1995
                                           Julian Soshnick
                                           Clerk

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE.

                              P R O X Y

                         ANALOGIC CORPORATION

Proxy for Annual Meeting of Stockholders to be held January 19, 1996

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned, having received the notice of the meeting and proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Bernard M. Gordon, John A. Tarello, and Julian Soshnick, or any one of them attorney or attorneys of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of Analogic Corporation (the "Company") to be held at the Company's headquarters located at Eight Centennial Drive, Peabody, Massachusetts on January 19, 1996, at 11:00 a.m. and at any adjourned sessions thereof, and there to vote and act with respect to all shares of the Company which the undersigned shall be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. This proxy will be voted as directed by the undersigned and if no direction is indicated, it will be voted FOR the nominees as directors and FOR Proposal 2.

                   Election of Both Directors. Nominees:

                     M. Ross Brown, Edward F. Voboril

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors' recommendations, please sign on the reverse side. You need not mark any boxes.

              CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
                                                                     SIDE

------------------------------------------------------------------
Reverse side of PROXY

/x/ Please mark
    votes as in
    this example.

This Proxy, when executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR Proposal 2.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.  To fix the number of Directors
    for the ensuing year at eight
    and the election of Directors.
    (See reverse)                  / / FOR  / / WITHHELD

2.  To consider and act upon the
    matter of ratifying the
    selection by the Board of
    Directors of Coopers &
    Lybrand L.L.P. as auditors
    of the Company for the
    current fiscal year.         / / FOR  / / AGAINST   / / ABSTAIN

   / / _______________________________________
       For all nominees except as noted above


3. To act upon any and all matters incidental to any of the forgoing and transact such other business as may legally come before the Meeting or any adjourned session or sessions thereof.

                                         MARK HEAR FOR ADDRESS
                                         CHANGE AND NOTE AT LEFT / /


   Please sign exactly as name appears
   hereon.  Joint owners should each    Signature: _____________Date_____
   sign.  When signing as attorney,     Signature: _____________Date_____
   executor, administrator, trustee
   or guardian, please give full
   title as such.

                          ANALOGIC CORPORATION
                               APPENDIX

On page 10 of the printed document a graph appears containing the following information:



      (1)   Five year graphical comparison of the cumulative total shareholder return on the Company's Common Shares.